UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 21, 2008

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Rutherford Road Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2008, and effective as of the same date, the Board of Directors (the “Board”) of Callaway Golf Company. (the “Company”) approved certain changes to the Company’s Third Amended and Restated Bylaws (as amended, the “Bylaws”). A summary of the principal changes to the Bylaws approved by the Board is set forth below.

Article II – Meetings of Stockholders

Section 2.1 (Place of Meetings) of the Bylaws has been amended to provide that meetings of stockholders may be held by means of remote communication if so determined by the Board.

Section 2.4 (Notice of Stockholders’ Meetings) of the Bylaws has been amended to provide that any notice sent out regarding a meeting of the stockholders shall include the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.

Section 2.6 (Manner of Giving Notice; Affidavit of Notice) of the Bylaws has been amended to provide that notice of any meeting of stockholders may be given by electronic transmission in accordance with Section 232 of the General Corporation Law of Delaware.

Section 2.8 (Adjourned Meeting; Notice) of the Bylaws has been amended to provide that notice of an adjournment of a meeting will not be required if, in the case of a meeting held by remote communications, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting is announced at the meeting at which an adjournment is taken.

Section 2.11 (Stockholder Action By Written Consent) of the Bylaws has been amended to provide that, in accordance with Section 228 of the General Corporate Law of Delaware, all stockholder written consents must be signed and dated and delivered within sixty days from the date of the earliest dated consent delivered in accordance with the Bylaws. The amendment also provides that any stockholder consents submitted via electronic transmission will be considered signed and dated provided that the consent states or is delivered with information from which the corporation can determine: (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder; and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Section 2.11 has been further amended to provide that a copy, facsimile or other reliable reproduction of a consent in writing may be substituted for the original writing provided that such copy is a complete reproduction of the entire writing.

Section 2.13 (Proxies) of the Bylaws has been amended to provide that proxies may be provided in any form permitted by law and that copies or other reliable reproduction may be used in lieu of the original provided that such copy is a complete reproduction and was submitted with information from which it can be determined that such copy was authorized by the stockholder.

Section 2.15 (Meetings By Remote Communications) has been added to the Bylaws and provides that in accordance with Section 211(a)(2) of the General Corporation Law of Delaware the Board may determine that a meeting of stockholders be held solely by means of remote communication.

Article III – Board of Directors

Section 3.4 (Resignation And Vacancies) has been amended to provide that directors may give notice of resignation via electronic communication.

Section 3.7 (Special Meetings; Notice) has been amended to provide that notice of the time and place of any special meeting may be provided via electronic communication or other form of recorded communication.

Section 3.12 (Board Action By Written Consent Without A Meeting) has been amended to provide that written consent to an action by the Board may be provided via electronic communication.

The foregoing summary of the amendments is qualified in its entirety by reference to the complete text of the Company’s Bylaws, as amended and restated effective February 21, 2008, and filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

3.1	Fourth Amended and Restated Bylaws of Callaway Golf Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALLAWAY GOLF COMPANY

By:	/s/ Bradley J. Holiday
Bradley J. Holiday
Senior Executive Vice President and Chief Financial Officer

Dated: February 27, 2008

EXHIBIT INDEX

Exhibit No.	Document

3.1	Fourth Amended and Restated Bylaws of Callaway Golf Company.